Exhibit 99.1

NEWS

For Release September 30, 2004 at 1:05 p.m. PST:

WJ Communications Comments on Anticipated Third Quarter Revenues

Announces First Volume Production Order for its Innovative New RFID Reader Cards

September 30, 2004 San Jose, CA – WJ Communications, Inc. (Nasdaq: WJCI), a leading designer and supplier of high-performance RF semiconductors and multi-chip modules (MCM), today commented on anticipated revenues for its third quarter ended September 26, 2004.

Sales for the third quarter of 2004 are expected to be in the range of $8.9 to $9.0 million. Second quarter 2004 revenues were $8.4 million and revenues in the third quarter 2003 were $6.9 million.

Revenue from the Company’s RF IC semiconductor business during the third quarter is expected to be approximately $8.4 million which represents more than 18% sequential growth from the immediately preceding second quarter and more than 60% growth compared to semiconductor revenue in the same period last year.

WJ Communications also announced today in a separate press release that it has received the first volume production order for its MPR 5000 and MPR 6000 RFID reader cards. This initial order is expected to contribute $500,000 to $1 million in revenues and shipments will begin in Q4, 2004.

“We are adjusting our revenue guidance for the third quarter, but will still report strong sequential growth in the sales of our semiconductor products compared to second quarter levels,” commented Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications. “In addition to an anticipated large decrease in our legacy business revenues this quarter, we experienced some slowing in the rate of base station deployments in China and our revenues were also impacted by the effect of recent wireless carrier consolidation on some of our OEM customers.  Despite these short term issues, we believe that the long-term market fundamentals of the wireless infrastructure industry are positive and that

401 River Oaks Parkway, San Jose, CA 95134     Phone:  800-WJ1-4401     Fax:  408-577-6621

we will continue to show increases in our semiconductor sales as we are well positioned in a number of growing cellular markets such as WCDMA, UMTS and PAS/PHS.”

Mr. Farese added, “Our diversification and market expansion strategies are beginning to pay dividends as evidenced by our announcement today of the first volume production order for our recently launched industry leading MPR 5000 and MPR 6000 UHF RFID reader cards.  We continue to see strong interest in our entire product line and expect to see growing momentum from our RFID business worldwide.”

WJ Communications will release final third quarter results on Tuesday, October 19 and host a conference call for analysts and investors to discuss its quarterly results at 2:00 p.m. PT (5:00 p.m. ET).  Open to the public, a live Web cast of the conference call will be accessible from the “Investors” section of WJ Communications web site (www.wj.com). Following the live Web cast, an archived version will be available on the WJ Communications web site.

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices, chipsets and multi-chip modules (MCMs) for telecommunications, RF identification (RFID) and homeland security systems worldwide. WJ’s highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call 408/577-6200.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s successful transition to an RF semiconductor company and in the long term, the Company’s ability to utilize its cash effectively, the Company’s ability to successfully integrate acquired operations and achieve performance targets including the ability to maintain or improve gross margins, successful resolutions of certain contractual matters, actual improvement in overall demand, technological innovation in the wireless communications markets, the availability and the price of raw materials and components used in the Company’s products, the demand for wireless systems and products generally as well as those of our customers, the adequacy of the Company’s obsolete inventory reserve, the success of the Company’s new product introductions and the Company’s ability to expand its customer base, broaden its product offering and deepen its penetration into existing customers and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

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WJ Communications:		Investor Relations Contacts:

Mike Farese	or	Chris Danne, Rakesh Mehta
Chief Executive Officer		The blueshirt group for WJ Communications
408-577-6200		415-217-7722
www.wj.com		chris@blueshirtgroup.com
rakesh@blueshirtgroup.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding WJ Communications, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.